For further information: Sheila Davis, PR/IR Manager - 641-585-6803

WINNEBAGO INDUSTRIES ANNOUNCES FOURTH QUARTER AND FISCAL 2010
FINANCIAL RESULTS CONFERENCE CALL TO BE HELD
ON OCTOBER 14, 2010

FOREST CITY, IOWA, October 7, 2010 - Winnebago Industries, Inc. (NYSE: WGO), one of the leading United States motor home manufacturers, will host a conference call on Thursday, October 14, 2010 at 9 a.m. Central Time (CT) to discuss the financial results for its fourth quarter and fiscal 2010 ended August 28, 2010. The Company will release its financial results on October 14, 2010 at 6:00 a.m. CT.

Winnebago Industries' conference call may be heard live via the Company's website, http://www.winnebagoind.com/investor.html. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://www.winnebagoind.com/investor.html.

Minimum requirements to listen to the Web cast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: www.microsoft.com/windows/windowsmedia/download/default.asp, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

About Winnebago Industries
Winnebago Industries, Inc. is a leading U.S. manufacturer of motor homes which are self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago, Itasca and ERA brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. Winnebago Industries has received the Quality Circle Award from the Recreation Vehicle Dealers' Association every year since the award's inception in 1996. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit, http://www.winnebagoind.com/investor.html.

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